UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2017 (August 15, 2017)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Central Agreement and Ouachita Agreement

Reference is made in this Current Report on Form 8-K (this “Report”) to the following agreements which were previously entered into by BancorpSouth, Inc. (the “Company”):

•	Agreement and Plan of Reorganization, dated as of January 22, 2014, by and between the Company and Central Community Corporation (“Central”) (as amended by Amendment No. 1 to the Agreement and Plan of Reorganization, dated July 21, 2014, and by Amendment No. 2 to the Agreement and Plan of Reorganization, dated June 30, 2015, and by Amendment No. 3 to the Agreement and Plan of Reorganization dated October 13, 2016) (collectively, the “Central Agreement”); and

•	Agreement and Plan of Reorganization, dated as of January 8, 2014, by and between the Company and Ouachita Bancshares Corp. (“Ouachita”), (as amended by Amendment No. 1 to the Agreement and Plan of Reorganization, dated July 21, 2014, and by Amendment No. 2 to the Agreement and Plan of Reorganization, dated June 30, 2015, and by Amendment No. 3 to the Agreement and Plan of Reorganization dated October 13, 2016) (collectively, the “Ouachita Agreement”).

Amended Plan of Reorganization

As previously announced, on July 26, 2017, the Company, as part of a plan to effect a corporate reorganization, entered into that certain Agreement and Plan of Reorganization (the “Original Plan of Reorganization”) with BancorpSouth Bank (the “Bank”). On August 15, 2017, the Company entered into that certain Amended and Restated Agreement and Plan of Reorganization, dated as of August 15, 2017, by and between the Company and the Bank (the “Amended Plan of Reorganization”). The Amended Plan of Reorganization, like the Original Plan of Reorganization, provides that the Company will be merged with and into the Bank (the “Reorganization”) with the Bank continuing as the surviving entity (the “Surviving Entity”), all on and subject to the terms and conditions set forth in the Amended Plan of Reorganization. As a result of the Reorganization, the separate existence of the Company will cease, and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of the Company will be vested in and assumed by the Surviving Entity. The Amended Plan of Reorganization was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2017. The Company currently expects to complete the Reorganization late in the third quarter or in the fourth quarter of 2017, assuming all of the conditions to completion of the Reorganization have been satisfied, although neither the Company nor the Bank can provide any assurances that the Reorganization will close timely or at all.

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Central Amendment No. 4

On August 15, 2017, the Company, Central and the Bank entered into Amendment No. 4 to the Central Agreement (“Central Amendment No. 4”) to, among other things, provide that:

•	the Surviving Entity is being substituted for the Company with the same effect as if the Surviving Entity had originally been named as a party to the Central Agreement;

•	the Surviving Entity assumes the performance and observance of all of the covenants and conditions to be kept or performed by the Company under the Central Agreement;

•	the Surviving Entity makes all of the representations and warranties set forth in Article IV of the Central Agreement, as substituted for the Company, as applicable;

•	the Surviving Entity assumes the payment of the Aggregate Merger Consideration (as defined in the Central Agreement) pursuant to Section 2.1 of the Central Agreement;

•	the Bank reaffirms the representations and warranties set forth in Article IV of the Central Agreement made with respect to the Bank;

•	the Bank agrees to comply with and perform the covenants and obligations set forth in Article VI of the Central Agreement that are applicable to the Bank;

•	the authorized capital stock of Bank consists of 500,000,000 shares of common stock, $2.50 par value (“Bank Stock”), one share of which is issued and outstanding as of the date of Central Amendment No. 4; and

•	at the Effective Time of the Central Agreement, the shares of Bank Stock issued pursuant to the merger in accordance with the Central Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights or any applicable federal or state laws.

Central Amendment No. 4 will become effective simultaneously with the effectiveness of the Reorganization.

The foregoing description of Central Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Central Amendment No. 4 which is filed as Exhibit 2.1 to this Report and which is incorporated herein by reference in its entirety. The merger with Central is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

Section 8 – Other Events

Item 8.01.	Other Events.

Ouachita Amendment No. 4

On August 15, 2017, the Company, Ouachita and the Bank entered into Amendment No. 4 to the Ouachita Agreement (“Ouachita Amendment No. 4”) to, among other things, provide that:

•	the Surviving Entity is being substituted for the Company with the same effect as if the Surviving Entity had originally been named as a party to the Ouachita Agreement;

•	the Surviving Entity assumes the performance and observance of all of the covenants and conditions to be kept or performed by the Company under the Ouachita Agreement;

•	the Surviving Entity makes all of the representations and warranties set forth in Article IV of the Ouachita Agreement, as substituted for the Company, as applicable;

•	the Surviving Entity assumes the payment of the Aggregate Merger Consideration (as defined in the Ouachita Agreement) pursuant to Section 2.1 of the Ouachita Agreement;

•	the Bank reaffirms the representations and warranties set forth in Article IV of the Ouachita Agreement made with respect to the Bank;

•	the Bank agrees to comply with and perform the covenants and obligations set forth in Article VI of the Ouachita Agreement that are applicable to the Bank;

•	the authorized capital stock of Bank consists of 500,000,000 shares of Bank Stock, one share of which is issued and outstanding as of the date of Ouachita Amendment No. 4; and

•	at the Effective Time of the Ouachita Agreement, the shares of Bank Stock issued pursuant to the merger in accordance with the Ouachita Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights or any applicable federal or state laws.

Ouachita Amendment No. 4 will become effective simultaneously with the effectiveness of the Reorganization.

The foregoing description of Ouachita Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Ouachita Amendment No. 4 which is furnished as Exhibit 99.1 to this Report and which is incorporated herein by reference in its entirety. The merger with Ouachita is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

Regulatory Approval of Central and Ouachita Mergers

Both the merger of Central with and into the Surviving Entity as contemplated by Central Amendment No. 4 and the merger of Ouachita with and into the Surviving Entity as contemplated by Ouachita Amendment No. 4 require the prior approval of the Federal Deposit Insurance Corporation (the “FDIC”) and the Mississippi Department of Banking and Consumer Finance (the “Mississippi Department”). The Bank filed the requisite applications with the FDIC and the Mississippi Department on August 15, 2017.

The regulatory approvals may not be received at any time, may not be received in a timely fashion, and may contain conditions on the completion of the Central and Ouachita mergers that are not anticipated or cannot be met. Although the Company, the Bank, Central and Ouachita do not currently expect that any such material conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the mergers or imposing additional costs or limiting the revenues of the Surviving Entity following the mergers, any of which might have an adverse effect on the Surviving Entity following the mergers.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Amendment No. 4 to the Agreement and Plan of Reorganization, by and between BancorpSouth, Inc., Central Community Corporation and BancorpSouth Bank, dated as of August 15, 2017.

Exhibit 99.1	Amendment No. 4 to the Agreement and Plan of Reorganization, by and between BancorpSouth, Inc., Ouachita Bancshares Corp. and BancorpSouth Bank, dated as of August 15, 2017.

Additional Information

This Report refers to a Reorganization described in this Report and other filings the Company has made with the SEC. In connection with the Reorganization, the Company will file with the SEC and will mail to its shareholders a definitive proxy statement/offering circular. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE REORGANIZATION, INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/ OFFERING CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REORGANIZATION. The definitive proxy statement/offering circular, as well as other filings containing information about the Company and the Bank, will be available without charge at the SEC’s internet website (www.sec.gov). Copies of the definitive proxy statement/offering circular can also be obtained, when available, without charge, from the Company’s investor relations website at www.bancorpsouth.investorroom.com.

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Reorganization. Certain information about the Company’s directors and executive officers is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 27, 2017, and in its Proxy Statement on Schedule 14A for its 2017 annual meeting of shareholders, which was filed with the SEC on March 22, 2017. Any other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/offering circular and other relevant documents filed with the SEC when they become available.

Forward Looking Statements

Certain statements contained in this Report may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “anticipate,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita and Central, the terms of the Reorganization involving the Company and the Bank and the proposed impact of the Reorganization on the Surviving Entity, and the ability of the Company and the Bank to close the Reorganization in a timely manner or at all. The Company cautions readers not to place undue reliance on the forward-looking statements contained in this Report, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of the Company and the Bank. These factors may include, but are not limited to, the ability of the Company and the Bank to complete the Reorganization, the ability of the Company and the Bank to satisfy the conditions to the completion of the Reorganization, including the receipt of Company shareholder approval and the receipt of regulatory approvals required for the Reorganization on the terms expected in the Amended Plan of Reorganization, the ability of the Company and the Bank to meet expectations regarding the timing, completion and accounting and tax treatments of the Reorganization, the possibility that any of the anticipated benefits of the Reorganization will not be realized or will not be realized as expected, the failure of the Reorganization to close for any other reason, the effect of the announcement of the Reorganization on the Company’s operating results, the possibility that the Reorganization may be more expensive to complete than anticipated, including as a result of unexpected factors or events, the inability to retrieve the Bank’s filings mandated by the Exchange Act from the SEC’s publicly available website after the closing of the Reorganization, the ability of the Company, the Bank, Central and Ouachita to obtain regulatory approval of and close the proposed mergers, the willingness of Ouachita and Central to proceed with the proposed mergers, the potential impact upon the Company of the delay in the closings of the proposed Central and Ouachita mergers, the impact of all other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and the other factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Forward-looking statements speak only as of the date of this Report and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Senior Executive Vice President and
Chief Administrative Officer

Date: August 16, 2017

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Amendment No. 4 to the Agreement and Plan of Reorganization, by and between BancorpSouth, Inc., Central Community Corporation and BancorpSouth Bank, dated as of August 15, 2017.

Exhibit 99.1	Amendment No. 4 to the Agreement and Plan of Reorganization, by and between BancorpSouth, Inc., Ouachita Bancshares Corp. and BancorpSouth Bank, dated as of August 15, 2017.